Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     The undersigned are the Chief Executive Officer and the Chief Financial Officer of Community Banks, Inc., (the Plan Sponsor).

     In Connection with the Annual Report of Community Banks, Inc. 401(k) Plan ("the Plan") on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officers of Community Banks, Inc., certify pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:  June 30, 2003

                                                      /s/ Eddie L. Dunklebarger
                                                      --------------------------
                                                      Eddie L. Dunklebarger
                                                      Chairman, President & CEO


                                                      /s/ Donald F. Holt
                                                      -------------------
                                                      Donald F. Holt
                                                      Chief Financial Officer